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                [TROUTMAN SANDERS LLP LETTERHEAD APPEARS HERE]



                               September 7, 1999


Energy Convergence Holding Company
1000 Louisiana Street, Suite 5800
Houston, Texas  77002

Ladies and Gentlemen:

        We have acted as your special counsel in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 108,430,576 shares of Class A Common Stock, no par value, and 9,307,187 shares of Series A Convertible Preferred Stock, no par value (collectively, the "Shares"), to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated June 14, 1999, as amended (the "Merger Agreement"), by and among Illinova Corporation, Dynegy Inc., Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation and you. This opinion is being provided at your request for use in the Registration Statement.

        In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

        Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

        We are, in this opinion, opining only on the Business Corporation Act of the State of Illinois. We are not opining on "blue sky" or other state securities laws.
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[TROUTMAN SANDERS LLP LETTERHEAD APPEARS HERE]


September 7, 1999
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Troutman Sanders LLP
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                                          TROUTMAN SANDERS LLP